RESIGNATION LETTER

September 1, 2014

To the Shareholders and Board of Directors of

Go Public I, Inc.,

Gentlemen:

This letter serves as notice that as of the date hereof, I hereby resign from my position as President, Director, Chief Financial Officer, Chief Executive Officer, Secretary, and Treasurer of Go Public I, Inc. (the “Corporation”). My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

                                                                /s/ Thomas DeNunzio

Thomas DeNunzio